UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2004

CATALYST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27138	39-1415889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8989 North Deerwood Drive Milwaukee, Wisconsin 53223 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (414) 362-6800

Item 5.  Other Events and Regulation FD Disclosure.

On June 29, 2004, Catalyst International, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger dated as of June 28, 2004 pursuant to which ComVest Investment Partners II LLC ("ComVest") agreed to acquire the Company by means of a merger in which the Company’s shareholders would receive $2.50 per share in cash.  The consummation of the merger is subject to the approval of the Company’s shareholders and other customary closing conditions.  Roy J. Carver, Douglas B. Coder, Terrence L. Mealy, William G. Nelson and James B. Treleaven have also entered into a Stockholders Voting Agreement with ComVest dated as of June 28, 2004 that grants ComVest  a proxy to vote their shares of Company common stock in favor of the merger.

The press release, Agreement and Plan of Merger and Stockholders Agreement are filed as exhibits hereto.

Item 7.  Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger by and among ComVest Investment Partners II LLC, CAT Acquisition Corp., and Catalyst International, Inc., dated as of June 28, 2004 (The disclosure schedule and exhibits B and C are omitted and will be furnished to the Commission upon request.)

2.2	Stockholders Voting Agreement among ComVest Investment Partners II LLC, CAT Acquisition Corp., and the stockholders named therein, dated as of June 28, 2004

99.1	Press Release issued June 29, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 30, 2004

CATALYST INTERNATIONAL, INC.

By:

/s/  James B. Treleaven

James B. Treleaven

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and among ComVest Investment Partners II LLC, CAT Acquisition Corp., and Catalyst International, Inc., dated as of June 28, 2004 (The disclosure schedule and exhibits B and C are omitted and will be furnished to the Commission upon request.)

2.2	Stockholders Voting Agreement among ComVest Investment Partners II LLC, CAT Acquisition Corp., and the stockholders named therein, dated as of June 28, 2004

99.1	Press Release issued June 29, 2004